Exhibit 8.1
Februrary 8, 2011
Teekay Tankers Ltd.
4th Floor, Belvedere Building
69 Pitts Bay Road
Hamilton HM 08
Bermuda
Re:	Teekay Tankers Ltd. Registration Statement on Form F-3
Ladies and Gentlemen:
We have acted as counsel for Teekay Tankers Ltd., an entity organized and existing under the laws of the Republic of The Marshall Islands (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”) of a preliminary prospectus supplement dated February 3, 2011 pursuant to Rule 424(b)(5) (the “Preliminary Prospectus Supplement”) and a final prospectus supplement dated February 4, 2010 pursuant to Rule 424(b)(2) (the “Prospectus Supplement”) to that certain registration statement on Form F-3 which became effective on June 12, 2009 (such registration statement, together with the Preliminary Prospectus Supplement and the Prospectus Supplement, the “Registration Statement”), for the offering and sale of up to 9,890,000 shares of Class A common stock of the Company.
You have requested our opinion regarding certain United States federal income tax considerations that may be relevant to prospective shareholders. In rendering our opinion, we have examined and relied upon the truth, accuracy, and completeness of the facts, statements and representations contained in (i) the Registration Statement, (ii) the certificate of the Company and certain of its affiliates (the “Tax Certificate”) (which certificate applies as to factual matters only), and (iii) such other documents, certificates, records and factual representations made by the Company as we have deemed necessary or appropriate as a basis for the opinion set forth below. We have not, however, undertaken an independent investigation of any factual matters set forth in any of the foregoing.
In addition, we have assumed, with your permission, (i) that the statements concerning the Company and its operations contained in the Registration Statement, and the representations made by the Company, and certain of its affiliates in the Tax Certificate, are true, correct and complete and will remain true, correct and complete at all relevant times, (ii) the authenticity of the original documents submitted to us, the conformity to the originals of documents submitted to us as copies, and the due and valid execution and delivery of all such documents where due execution and delivery are a prerequisite to the effectiveness thereof and (iii) that any representation or statement made in the Tax Certificate with the qualification “to the knowledge of” or “based on the belief of” the Company or certain of its affiliates or other similar qualification is true, correct and complete and will remain true, correct and complete at all relevant times, in each case without such qualification.

February 8, 2011

Based upon the foregoing and subject to the limitations, qualifications, assumptions and caveats set forth herein, we hereby confirm our opinions set forth in the Prospectus Supplement under the heading “Material U.S. Federal Income Tax Considerations”. This opinion addresses only the matters of the United States federal income taxation specifically described under the heading “Material U.S. Federal Income Tax Considerations” in the Prospectus Supplement. This opinion does not address any other United States federal tax consequences or any state, local or foreign tax consequences that may be relevant to prospective shareholders.
We hereby consent to the discussion of this opinion in the Registration Statement, to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions “Legal Matters” and “Material U.S. Federal Income Tax Considerations” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
Perkins Coie LLP